                                                                    EXHIBIT (11)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect of Post-Effective Amendment No. 32 to the Registration Statement (No. 33-20827) on Form N-1A under the Securities Act of 1933, as amended, of The RBB Fund, Inc.:

          - The inclusion of our report dated October 16, 1995 on our audit of financial statements and financial highlights of the BEA Family of Mutual Funds consisting of BEA International Equity Portfolio, BEA Emerging Markets Equity Portfolio, BEA U.S. Core Equity Portfolio, BEA U.S. Core Fixed Income Portfolio, BEA Global Fixed Income Portfolio, BEA Strategic Fixed Income Portfolio and BEA Muncipal Bond Fund Portfolio) of The RBB Fund, Inc., in the Statement of Additional Information.

          - The reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 18, 1995